Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

In connection with the Quarterly Report of Mykrolis Corporation (the “Company”) on Form 10–Q for the period ending July 3, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, C. William Zadel, Chairman of the Board and Chief Executive Officer of the Company and Bertrand Loy, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to §906 of the Sarbanes–Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ C. William Zadel
C. William Zadel
Chairman of the Board and Chief Executive Officer
August 12, 2004

/s/ Bertrand Loy
Bertrand Loy
Vice President and Chief Financial Officer
August 12, 2004